EXHIBIT 99.1

Intelligent Systems Reports Fourth Quarter & Fiscal Year 2020 Results

NORCROSS, Ga., Feb. 11, 2021 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American: INS], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended December 31, 2020.

“I am pleased to report that our fourth quarter and full-year results were in-line with initial expectations and, despite volatile market conditions, we completed crucial investments in our infrastructure, setting the stage for future growth. These investments enable CoreCard to take on new customers while ensuring it continues to exceed both current and future customer needs,” said Leland Strange, CEO of Intelligent Systems. “In the fourth quarter, we achieved revenues of $9.6 million, a 7% decline relative to the fourth quarter of 2019. However, we recognized revenues of $35.9 million in fiscal year 2020, a 5% increase from fiscal year 2019. While we expected 2020 to be a building year relative to an incredibly strong 2019, we did not anticipate COVID-19 and resulting impact on our planned work force expansion and development efforts. I am pleased with the strong performance the team has achieved and the strong financial and operational position Intelligent Systems maintains. As we enter fiscal 2021, we are confident in our ability to leverage the investments we made in 2020 to deliver top-line growth of 15% to 25% for the year.”

Financial Highlights for the three and twelve months ended December 31, 2020

Total revenue for the fourth quarter of $9,623,000 was down 7% year over year. Revenue of $35,873,000 for full fiscal year 2020 was up 5% from fiscal year 2019.

In the following table, revenue is disaggregated by type of revenue for the three and twelve months ended December 31, 2020 and 2019:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2020	2019	2020	2019
License	$2,000	$2,000	$3,600	$5,725
Professional services	4,783	5,998	20,610	19,203
Processing and maintenance	2,412	1,879	10,228	7,650
Third party	428	426	1,435	1,725
Total	$9,623	$10,303	$35,873	$34,303

Income from operations was $2,732,000 for the fourth quarter compared to income from operations of $3,979,000 in the comparable prior year quarter. Full year 2020 income from operations was $11,295,000 compared to $13,382,000 in the comparable prior year.

Net income was $2,119,000 for the fourth quarter compared to net income of $3,697,000 in the prior comparable quarter in 2019. Full year 2020 net income was $8,161,000 compared to $10,969,000 in the comparable prior year.

Earnings per diluted share was $0.24 for the quarter ended December 31, 2020 compared to $0.41 in the comparable prior year quarter. Full year 2020 earnings per diluted share was $0.91 compared to $1.22 in the comparable prior year.

Share Repurchases were approximately $1,639,000 at an average price of $37.62 per share for the quarter ended December 31, 2020.

Investor Conference Call Today

The company is holding an investor conference call today, February 11, 2021, at 11 A.M. Eastern Standard Time. Interested investors are invited to attend the conference call by dialing (877) 407-0890 or by viewing the webcast at https://www.webcast-eqs.com/INS20210211/en. A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-K for the period ended December 31, 2020 with the Securities and Exchange Commission in early March. As part of the conference call Intelligent Systems will be conducting a question and answer session where participants are invited to email their questions to fax@intelsys.com prior to the call. For additional information about reported results, investors will be able to access the Form 10-K on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation
For over thirty-five years, Intelligent Systems Corporation [NYSE American: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard’s flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words “may,” “will,” "anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “strategy” and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue
Services	$7,623	$8,303	$32,273	$28,578
Products	2,000	2,000	3,600	5,725
Total net revenue	9,623	10,303	35,873	34,303
Cost of revenue
Services	4,009	3,314	15,427	11,759
Products	−	−	−	−
Total cost of revenue	4,009	3,314	15,427	11,759
Expenses
Marketing	38	27	132	151
General and administrative	1,168	1,101	3,866	3,495
Research and development	1,676	1,882	5,153	5,516
Income from operations	2,732	3,979	11,295	13,382
Investment income (loss)	193	(224)	(1,044)	34
Other income	66	109	378	99
Income before income taxes	2,991	3,864	10,629	13,515
Income taxes	872	167	2,468	2,546
Net income	$2,119	$3,697	$8,161	$10,969
Earnings per share:
Basic	$0.24	$0.41	$0.91	$1.24
Diluted	$0.24	$0.41	$0.91	$1.22
Basic weighted average common shares outstanding	8,900,524	8,913,655	8,919,602	8,873,071
Diluted weighted average common shares outstanding	8,998,293	9,014,032	9,014,985	8,967,901

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of December 31,	2020	2019
ASSETS
Current assets:
Cash	$37,956	$26,415
Accounts receivable, net	3,270	8,759
Other current assets	1,263	905
Total current assets	42,489	36,079
Investments	1,921	3,081
Notes and interest receivable	2,681	1,795
Property and equipment, at cost less accumulated depreciation	6,914	2,177
Other long-term assets	3,020	1,108
Total assets	$57,025	$44,240
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$714	$403
Deferred revenue, current portion	1,322	689
Accrued payroll	1,901	2,503
Accrued expenses	321	153
Income tax payable	954	1,100
Other current liabilities	4,850	1,345
Total current liabilities	10,062	6,193
Deferred revenue, net of current portion	–	23
Deferred tax liability	818	275
Long-term lease obligation	1,994	460
Total noncurrent liabilities	2,812	758
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares - 8,929,368 and 8,924,988 at December 31, 2020 and 2019, respectively;
Outstanding shares - 8,885,797 and 8,924,988 at December 31, 2020 and 2019, respectively	89	89
Additional paid-in capital	15,836	15,450
Treasury stock, 43,571 and 0 shares as of December 31, 2020 and 2019, respectively, at cost	(1,639)	–
Accumulated other comprehensive loss	(140)	(94)
Accumulated income	30,005	21,844
Total stockholders’ equity	44,151	37,289
Total liabilities and stockholders’ equity	$57,025	$44,240

For further information, call
Matt White, 770-564-5504 or
email matt@intelsys.com